UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2014
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Contract

On January 23, 2014, Washington Federal, the wholly owned subsidiary of Washington Federal, Inc., entered into a Purchase and Assumption Agreement with Bank of America, National Association for the acquisition of 23 branches located in Arizona and Nevada. Washington Federal anticipates receiving approximately $610 million of deposits and $4 million of loans from the transaction. A copy of the press release describing this transaction is attached to this filing as Exhibit 99.1. Subject to regulatory approval and the satisfaction of customary closing conditions, the transaction is expected to close in the second calendar quarter 2014.

The foregoing description of the agreements relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement and accompanying documents, attached as Exhibits 99.3, 99.4 and 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the January 23, 2014, Deposit Acquisition Summary, which presents information about the proposed transaction is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:

99.1    Press release dated January 23, 2014
99.2    Deposit Acquisition Summary
99.3    PURCHASE AND ASSUMPTION AGREEMENT between BANK OF AMERICA,
NATIONAL ASSOCIATION and WASHINGTON FEDERAL, NATIONAL ASSOCIATION, dated as of January 23, 2014
99.4     PURCHASE AND ASSUMPTION AGREEMENT Exhibits
99.5     SELLER DISCLOSURE SCHEDULE in connection with the PURCHASE AND
ASSUMPTION AGREEMENT between BANK OF AMERICA, NATIONAL
ASSOCIATION and WASHINGTON FEDERAL, NATIONAL ASSOCIATION, dated as of January 23, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2014	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

3